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                                                                       EXHIBIT 5
                                                                       ---------
                           THOMPSON, HINE AND FLORY
                          2000 COURTHOUSE PLAZA N.E.
                                P.0. BOX 8801
                           DAYTON, OHIO 45401-8801

                              December 26, 1995
                                                                  (513) 443-6586



Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45423

Gentlemen:

        Reference is made to the offering by Robbins & Myers, Inc., an Ohio corporation (the "Company"), and Sanyo Denki Co., Ltd., a corporation organized under the laws of Japan (the "Selling Shareholder"), of up to an aggregate of 1,495,000 Common Shares, without par value, of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (Registration No. 33-64955). Of the Shares, 1,295,000 (including 195,000 shares subject to the over-allotment option granted by the Company to the Underwriters named in the Registration Statement) are being offered by the Company and are referred to herein as the "Company Shares," and 200,000 are being offered by the Selling Shareholder and are referred to herein as the "Selling Shareholder Shares."

        As counsel for the Company, we have examined and are familiar with the Articles of Incorporation and Code of Regulations of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we consider appropriate to permit us to render an informed opinion, it is our opinion that:

                1. The Company is a corporation duly orgainized, validly existing and in good standing under the laws of the State of Ohio.

                2. The Company Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the Underwriting Agreement filed as an exhibit to the Registration Statement, will be validly issued, fully paid and nonassessable.

                3. The Selling Shareholder Shares are duly authorized, validly issued, fully paid and nonassessable.

        This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

        We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to any reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                            Very truly yours,




                                            /s/Thompson, Hine and Flory



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